Exhibit 99.1
LanzaTech and AMCI Acquisition Corp. II Announce Closing of Business Combination, Establishing First Public Carbon Capture and Transformation Company
On February 10, 2023, LanzaTech’s common stock and public warrants expected to begin trading on Nasdaq under the ticker symbols LNZA and LNZAW, respectively
Total transaction proceeds of approximately $240 million expected to fund business plan through estimated cashflow breakeven in 2024
Chicago, IL and Greenwich, CT (February 9, 2023) - LanzaTech Global, Inc. (“LanzaTech”), formerly known as AMCI Acquisition Corp. II (“AMCI”), today announced the completion of its previously announced business combination between AMCI and LanzaTech NZ, Inc., an innovative carbon capture and transformation (“CCT”) company that converts waste carbon into materials such as sustainable fuels, fabrics, packaging and other products that people use in their daily lives. LanzaTech is the first CCT company to become public in the United States.
In connection with the closing of the business combination, AMCI has been renamed LanzaTech Global, Inc. and on February 10, 2023 its common stock is expected to begin trading on the Nasdaq under the ticker symbol LNZA and its public warrants are expected to begin trading on Nasdaq under the ticker symbol LNZAW.
“LanzaTech’s revolutionary, commercially scaled technology offering, top quality team led by Chairwoman and CEO, Jennifer Holmgren, and visible path to rapid, profitable growth in the near term, provided all the elements necessary for a successful transaction in line with the original strategy we established at the time of our founding,” stated Nimesh Patel, former CEO of AMCI and current director of LanzaTech. “We are very excited by the tremendous opportunities presented by LanzaTech as its CCT technology is deployed at scale.”
“We are thrilled to complete this transaction, partnering with Nimesh Patel and the AMCI team and take the next steps towards accelerating the wide-spread deployment of our commercially scaled, CCT technology and ultimately the development of the circular carbon economy our world needs.” said Jennifer Holmgren, Chairwoman and CEO of LanzaTech. “We believe that the completion of the transaction and our status as a new public company will help facilitate our ambitious growth plans and accelerate the validation and, ultimately, the deployment of our revolutionary CCT technology in the eyes of the market.”
Commercially Scaled Technology to Implement the Circular Carbon Economy of Tomorrow
LanzaTech’s gas fermentation technology is designed to provide a profitable pathway for alleviating the significant carbon problem of heavy industry and manufacturing. Through technology and applications that are designed to touch multiple points of carbon use, LanzaTech believes it can offer a solution which could be a meaningful contributor to solving the global carbon crisis. LanzaTech’s scalable technology is designed to enable participants in many industries to reduce their carbon footprint and overall environmental impact in a profitable way and to help end users replace materials made from virgin fossil resources with materials made from recycled carbon. LanzaTech helps customers create a more sustainable future by supporting customers’ ESG goals and helping industries meet mandated emissions reduction targets.
Since its inception in 2005, LanzaTech has scaled proprietary bio-reactors for its novel fuels and chemical production process, using waste carbon emissions as a feedstock. With three commercial facilities using its technology and over 1,250 patents covering multiple aspects of the technology platform, LanzaTech’s vision is to create a just energy transition for all.
LanzaTech, along with LanzaJet, Inc., a key partner focused on the production of sustainable aviation fuel, has built a roster of customers, partners and investors from a wide variety of industries that range from steel producers, including ArcelorMittal, and traditional energy companies, such as Suncor Energy and Shell, to aviation companies including All Nippon Airways, British Airways and Virgin Atlantic, commercially validating the technology in a number of different applications and illustrating a high degree of confidence and adoption across numerous industries.
LanzaTech Helping Pave the Road to Net-Zero
Using a variety of waste feedstocks, LanzaTech’s technology platform highlights a future in which consumers are not dependent on virgin fossil feedstocks in their daily lives. LanzaTech’s goal is to challenge and change the way the world uses carbon, enabling a new circular carbon economy in which carbon is reused rather than wasted, skies and oceans are kept clean, and pollution becomes a thing of the past.
LanzaTech’s capital-light, licensing-driven business model not only enables LanzaTech to significantly accelerate the deployment of its patent-protected technology, but also creates a global opportunity unencumbered by geography. By licensing its technology to customers, LanzaTech provides an opportunity to make significant progress toward sustainability goals.
LanzaTech’s management believes that its commercially viable technology has the potential to enable decarbonization in many of the world’s most carbon intensive industries.
Continued Commercial Momentum Built During Challenging Year for Broader Market
Since the announcement of the proposed business combination on March 8, 2022, LanzaTech NZ, Inc has continued to make significant strides, both commercially and technologically. Over the course of the past year, LanzaTech NZ, Inc has achieved a number of notable commercial wins and announced several significant technology advancements. These include the opening of the third commercial scale plant in China using LanzaTech NZ, Inc’s technology, as well as several new commercial partnerships, further validating LanzaTech NZ, Inc’s technology across a wide array of end markets and applications. Some of the most notable developments announced by LanzaTech NZ, Inc during 2022 include:
•Twelve and LanzaTech Partner to Create Ethanol From CO2 (March 03, 2022) – LanzaTech NZ, Inc. and carbon transformation company Twelve announced the transformation of CO2 emissions into ethanol as part of an ongoing research and development partnership. Eliminating fossil fuels from ethanol production by converting CO2 to CO through Twelve’s carbon transformation technology, and subsequently using LanzaTech NZ, Inc.’s small Continuous Stirred Tank Reactor (CSTR) to convert CO to ethanol, eliminates the use of feedstocks otherwise used as food from the ethanol production process.

•Renewable Propane Partnership with SHV Energy (March 23, 2022) – LanzaTech NZ, Inc and SHV Energy announced a strategic partnership to employ LanzaTech NZ, Inc’s CCT technology to bring renewable propane and other sustainable fuels to the market via existing and novel pathways.
•Bridgestone Partners with LanzaTech to Pursue End-of-Life Tire Recycling Technologies (April 13, 2022) - The two companies partnered to co-develop the first dedicated end-of-life tire recycling process leveraging LanzaTech NZ, Inc’s proprietary CCT technology and creating a pathway toward tire material circularity and the decarbonization of new tire production.
•Method to Produce Sustainable PET Bottles from Captured Carbon Discovered (May 26, 2022) - LanzaTech NZ, Inc and Danone led a consortium which discovered a new route to monoethylene glycol, (MEG), which is a key building block for polyethylene terephthalate, resin, fibers and bottles. The technology converts carbon emissions from steel mills or gasified waste biomass directly into MEG.
•LanzaTech and Brookfield Form Strategic Partnership with an Initial $500 Million Commitment (October 3, 2022) – Funding partnership with Brookfield Renewable, and its institutional partners to co-develop and build new commercial-scale production plants that will employ LanzaTech’s CCT technology.
•LanzaTech Produces Ethylene from CO2 (October 11, 2022) - Breakthrough discovery successfully engineering specialized biocatalysts to directly produce ethylene from CO2 in a continuous process.
•LanzaTech and Woodside Energy Announce Strategic Collaboration (October 24, 2022) – Collaboration with Woodside Energy in which Woodside will design, construct, own, maintain and operate pilot facilities relating to LanzaTech’s technologies.
•LanzaTech Announced as a Finalist for the Earthshot Prize Awards (November 4, 2022) - Launched in 2020 by HRH Prince William, The Earthshot Prize is the world’s most prestigious environmental prize. Following a rigorous, 10-month selection process, a panel of advisors with expertise in science, conservation, innovation, investment, economics, politics and activism selected LanzaTech from more than 1,000 nominations.
Transaction Overview
As a result of this transaction, LanzaTech has received approximately $240 million of gross proceeds, including $185 million from a common equity PIPE anchored by accredited investors, institutional buyers and strategic partners, including ArcelorMittal, BASF, K1W1, Khosla Ventures, Mitsui, NZ Super Fund, Oxy Low Carbon Ventures LLC, Primetals, SHV Energy and Trafigura. The business combination values LanzaTech at an implied pro forma enterprise value of approximately $1.8 billion.
Proceeds from the transaction will be used to fund acceleration in LanzaTech’s commercial operations, capital requirements associated with development projects in which LanzaTech has chosen to participate with partners, and continued technological innovation. LanzaTech will continue to be based in Chicago, Illinois and led by Dr. Jennifer Holmgren, Chairwoman and Chief Executive Officer of LanzaTech Global, Inc., and other key members of LanzaTech’s executive leadership.

About LanzaTech
Headquartered in Skokie, Ill., LanzaTech transforms waste carbon into materials such as sustainable fuels, fabrics, packaging, and other products. Using a variety of waste feedstocks, LanzaTech’s technology platform highlights a future where consumers are not dependent on virgin fossil feedstocks for everything in their daily lives. LanzaTech’s goal is to challenge and change the way the world uses carbon, enabling a new circular carbon economy where carbon is reused rather than wasted, skies and oceans are kept clean, and pollution becomes a thing of the past. For more LanzaTech visit https://lanzatech.com.
About AMCI Acquisition Corp. II
AMCI Acquisition Corp. II is a blank check company formed for the purpose of effecting a merger with a business focused on decarbonizing the heavy industrial complex and transitioning the global energy mix to a lower carbon footprint. AMCI's sponsor is an affiliate of the AMCI group of companies. AMCI invests in and operates industrial businesses focused on natural resources, transportation, infrastructure, metals and energy, with an existing portfolio of 20 companies located around the world. AMCI is led by Chief Executive Officer Nimesh Patel, President Brian Beem, and Chief Financial Officer Patrick Murphy.
Forward-Looking Statements
This press release includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of LanzaTech. These statements are based on the beliefs and assumptions of LanzaTech’s management. Although LanzaTech believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, LanzaTech cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. The forward-looking statements are based on projections prepared by, and are the responsibility of, LanzaTech’s management. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside LanzaTech’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. New risk factors that may affect actual results or outcomes emerge from time to time and it is not possible to predict all such risk factors, nor can LanzaTech assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to LanzaTech or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. LanzaTech undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
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Contacts:
Media Contact - LanzaTech
Freya Burton, Chief Sustainability Officer
LanzatechPR@icrinc.com
Investor Relations Contact - LanzaTech
Omar El-Sharkawy
VP, Corporate Development
LanzatechIR@icrinc.com